Exhibit 99.1

Greektown Holdings, L.L.C. Announces Tender Offer for 13% Senior Secured Notes due 2015

DETROIT, February 25, 2014 – Greektown Holdings, L.L.C. (the “Company”) announced today that it has launched a cash tender offer to purchase any and all of the outstanding $385 million in aggregate principal amount of their 13% Senior Secured Notes due 2015 (the “Notes”) issued by the Company and Greektown Mothership Corporation (together with the Company, the “Issuers”). In connection with the tender offer, the Company is also soliciting consents (“Consents”) from holders of the Notes to certain amendments to the indenture to, among other things, eliminate substantially all of the restrictive covenants contained therein and release the collateral securing the Notes.

The principal terms of the tender offer are set forth in the table below.

CUSIP No.	Title of Security	Outstanding Principal Amount	Tender Offer Consideration (1)	Consent Payment (1)	Total Consideration (1) (2)
392485AC2 and 392485AD0	13% Senior Secured Notes due 2015	$385,000,000.00	$101,375.00	$3,000.00	$104,375.00
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(1)  Per $100,000 principal amount of Notes and excluding accrued and unpaid interest, which will be paid in addition to the total consideration or tender offer consideration, as applicable.

(2)      Includes the Consent Payment.

Each holder who validly tenders and does not validly withdraw its Notes and delivers its Consents to the proposed amendments prior to 5:00 p.m., New York City time, on March 10, 2014, unless such time is extended by the Company (the “Consent Payment Deadline”), will receive, if such Notes are accepted for purchase pursuant to the tender offer, the total consideration of $104,375.00 per $100,000 principal amount of the Notes tendered, which includes $101,375.00 as the tender offer consideration and $3,000.00 as a consent payment. In addition, accrued interest up to, but not including, the applicable payment date of the Notes will be paid in cash on all validly tendered and accepted Notes.

The tender offer is scheduled to expire at 11:59 PM, New York City time, on March 24, 2014, unless extended (the “Expiration Date”). Holders who validly tender and do not validly withdraw their Notes after the Consent Payment Deadline but on or prior to the Expiration Date will receive, if such Notes are accepted for purchase pursuant to the tender offer, the tender offer consideration of $101,375.00 per $100,000 principal amount of the Notes, plus any accrued and unpaid interest on the Notes up to, but not including, the payment date, but will not receive the consent payment.

In connection with the tender offer, the Company is soliciting consents to amend the indenture pursuant to which the Notes were issued to, among other things, eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions contained in that indenture, and release the collateral securing the Notes.

Tendered Notes may be withdrawn at any time prior to the Consent Payment Deadline but not thereafter, except to the extent that the Company is required by law to provide additional withdrawal rights. Holders who validly tender their Notes after the Consent Payment Deadline will receive only the tender offer consideration if such Notes are accepted for purchase pursuant to the tender offer and will not be entitled to receive a consent payment. Subject to the terms and conditions described below, payment of the total consideration or tender offer consideration, as applicable, will occur promptly following the initial date upon which tendered Notes are accepted for payment (expected to occur on or about March 14, 2014) or the Expiration Date, as applicable.

The consummation of the tender offer is conditioned upon, among other things, the Company having sufficient funds to pay the total consideration for validly tendered Notes from the issuance of newly issued debt of the Issuers.  Such financing is subject to the approval of the Michigan Gaming Control Board.  If any of the conditions are not satisfied, the Company may terminate the tender offer and return tendered Notes. The Company has the right to waive any of the foregoing conditions with respect to the Notes and to consummate the tender offer. In addition, the Company has the right, in its sole discretion, to terminate the tender offer at any time, subject to applicable law.

This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell any securities. The complete terms and conditions of the tender offer are set forth in an Offer to Purchase and Consent Solicitation Statement dated February 25, 2014 (the “Offer to Purchase”) that is being sent to holders of the Notes. The tender offer is being made only through, and subject to the terms and conditions set forth in, the Offer to Purchase and related materials.

Jefferies LLC will act as Dealer Manager and Solicitation Agent for the tender offer for the Notes. Questions regarding the tender offer may be directed to Jefferies LLC at (888) 708-5831 (toll-free) or (203) 363-8273 (collect).

Ipreo LLC will act as the Information Agent and Depositary for the tender offer. Requests for the Offer to Purchase may be directed to Ipreo LLC at (212) 849-3880 (for brokers and banks) or (888) 593-9546 (for all others).

Neither the Issuers nor any other person makes any recommendation as to whether holders of Notes should tender their Notes, and no one has been authorized to make such a recommendation. Holders of Notes must make their own decisions as to whether to tender their Notes, and if they decide to do so, the principal amount of the Notes to tender. Holders of the Notes should read carefully the Offer to Purchase and related materials before any decision is made with respect to the tender offer.

About Greektown Holdings, L.L.C.
Greektown Holdings, L.L.C. owns and operates, through its subsidiaries, Greektown Casino-Hotel. Located in downtown Detroit's historic Greektown Entertainment District, Greektown Casino-Hotel opened in November 2000 as the state’s third commercial casino. Greektown Casino-Hotel expanded its gaming floor and developed a modern 400-room, 30-story hotel in February 2009. The urban casino employs 1,800 team members and features 2,850 slot machines, 50 table games, and a poker room, along with three restaurants, a five-outlet food court, two bars and a VIP players’ lounge. Greektown Casino-Hotel has also partnered with 14 local restaurants to offer fine dining rewards to guests.

Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about the tender offer and consummation thereof. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “anticipate,” “expect,” “will,” “continue,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or documents filed with the Securities and Exchange Commission are subject to known and unknown risks, uncertainties and contingencies, and there can be no assurance that the expected benefits of our new projects will be realized. Many of these risks, uncertainties and contingencies are beyond the Company’s control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Any forward-looking statements in this release speak only as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Media Contact:
Rock Gaming LLC
Jennifer Kulczycki
313-373-3033
jenniferkulczycki@rock-gaming.com

Investor Contact:
Greektown Holdings, L.L.C.
Glen Tomaszewski
Senior Vice President, Chief Financial Officer and Treasurer
313-223-2999, ext. 5467
gtomaszewski@greektowncasino.com